Exhibit 3.5

CERTIFICATE OF INCORPORATION

OF

MARIANA HDD (U.S.), INC.

The undersigned, a natural person, for the purpose of organizing a corporation for conducting the business and promoting the purposes hereinafter stated, under the provisions and subject to the requirements of the laws of the State of Delaware (particularly Chapter 1, Title 8 of the Delaware Code and acts amendatory thereof and supplemental thereto, and known, as identified, and referred to as the “General Corporation Law of the State of Delaware”), hereby certifies that:

1.      The name of the corporation is Mariana HDD (U.S.), Inc. (the “Corporation”).

2.      The address of the corporation’s registered office in the State of Delaware is 1209 Orange Street, in the City of Wilmington, 19801, County of New Castle. The name of its registered agent at such address is The Corporation Trust Company.

3.      The nature of the business of the Corporation and the objects or purposes to be transacted, promoted or carried on by it are as follows: To engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

4.      The total number of shares that the Corporation is authorized to issue is one thousand (1,000) shares of Common Stock with a par value of $0.01 per share.

5.      The Board of Directors is expressly authorized to make, alter or repeal the Bylaws of the Corporation.

6.      Elections of directors need not be by written ballot unless the Bylaws of the Corporation shall so provide.

7.      Whenever a compromise or arrangement is proposed between this Corporation and its creditors or any class of them and/or between this Corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of this Corporation or of any creditor or stockholder thereof, or on the application of any receiver or receivers appointed for this Corporation under the provisions of Section 291 of the General Corporation Law of the State of Delaware, as the same may be amended or supplemented, or on the application of trustees in dissolution or of any receiver or receivers appointed for this Corporation under the provisions of Section 279 of the General Corporation Law of the State of Delaware, as the same may be amended or supplemented, order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this Corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors,

1	STATE OF DELAWARE SECRETARY OF STATE DIVISION OF CORPORATIONS FILED 01:45 PM 08/29/2002 020545947 – 3563779

and/or of the stockholders or class of stockholders of this Corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of this Corporation as a consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of this Corporation, as the case may be, and also on this Corporation.

8.        The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.

9.        To the fullest extent permitted by Delaware statutory or decisional law, as amended or interpreted, no director of this Corporation shall be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director. This Article 9 does not affect the availability of equitable remedies for breach of fiduciary duties.

10.      The Corporation shall, to the fullest extent permitted by the provisions of Section 145 of the General Corporation Law of the State of Delaware, as the same may be amended and supplemented, indemnify any and all persons whom it shall have power to indemnify under said Section from and against any and all of the expenses, liabilities, or other matters referred to in or covered by said Section, and the indemnification provided for herein shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any Bylaw, agreement, vote of stockholders or disinterested directors or otherwise and shall continue as to a person who has ceased to be a director, officer, employee, or agent and shall inure to the benefit of the heirs, executors, and administrators of such a person. Any repeal or modification of this Article 10 shall not adversely affect any right to indemnification of any persons existing at the time such repeal or modification with respect to any matter occurring prior to such repeal or modification.

11.      The name and mailing address of the sole incorporator is as follows:

Name	Mailing Address

Asaf Reindel	Cravath, Swaine & Moore
Worldwide Plaza
825 Eighth Avenue
New York, NY 10019-7675

2

I, the undersigned, being the sole incorporator herein before named, for the purpose of forming a corporation pursuant to the General Corporation Law of the State of Delaware, do make this certificate, hereby declaring and certifying that this is my act and deed and the facts herein stated are true, and, accordingly, have hereunto set my hands this 29th day of August, 2002.

Asaf Reindel, Sole Incorporator

3

STATE OF DELAWARE
SECRETARY OF STATE
DIVISION OF CORPORATIONS
FILED 05:00 PM 09/13/2002
020577981 – 3563779

CERTIFICATE OF AMENDMENT

OF THE

CERTIFICATE OF INCORPORATION

OF

MARIANA HDD (U.S.), INC.

The undersigned, being officers of Mariana HDD (U.S.), Inc., a Delaware corporation (the “Corporation”), hereby certify pursuant to Section 242 of the General Corporation Law of the State of Delaware, that the amendment to the certificate of incorporation of the Corporation set forth in the resolution attached hereto as Exhibit A has been duly adopted in accordance with Section 103 of the General Corporation Law of the State of Delaware.

THE UNDERSIGNED, being officers of the Corporation, hereby certify under the penalty of perjury that the facts stated in this certificate of amendment are true as of this 11th day of September, 2002.

/s/ Richard Obetz
Richard Obetz, President

/s/ Simon Beaumont
Simon Beaumont, Vice President

/s/ Bruce Maggin
Bruce Maggin, Treasurer

Exhibit A

WRITTEN CONSENT OF THE BOARD OF DIRECTORS OF

MARIANA HDD (U.S.), INC.

Pursuant to Sections 242 and 141 of the

General Corporation Law of the

State of Delaware

The undersigned, being officers of Mariana HDD (U.S.), Inc., a Delaware corporation (the “Corporation”), hereby approve and adopt, by unanimous written consent without a meeting pursuant to Sections 242 and 141 of the General Corporation Law of the State of Delaware, the following resolutions:

RESOLVED, that, pursuant to Section 242 of the General Corporation Law of the State of Delaware, the following amendment of the certificate of incorporation of the Corporation is proposed, and its advisability is hereby declared: Article 10 of the certificate of incorporation shall be canceled and replaced with the following language:

10. The Corporation shall, to the fullest extent permitted by the provisions of Section 145 of the General Corporation Law of the State of Delaware, as the same may be amended and supplemented, indemnify any and all of the directors and officers of the Corporation from and against any and all of the expenses, liabilities, or other matters referred to in or covered by said Section, and the indemnification provided for herein shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any Bylaw, agreement, vote of stockholders or disinterested directors or otherwise and shall continue as to a person who has ceased to be a director or officer and shall inure to the benefit of the heirs, executors, and administrators of such a person. Any repeal or modification of this Article 10 shall not adversely affect any right to indemnification of any persons existing at the time such repeal or modification with respect to any matter occurring prior to such repeal or modification.

STATE OF DELAWARE
SECRETARY OF STATE
DIVISION OF CORPORATIONS
FILED 09:00 AM 12/31/2002
020808368 – 3563779

CERTIFICATE OF AMENDMENT

OF

CERTIFICATE OF INCORPORATION

OF

MARIANA HDD (U.S.), INC.

MARIANA HDD (U.S.), INC., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware;

DOES HEREBY CERTIFY:

FIRST:  That by a unanimous written consent of the Board of Directors of Mariana HDD (U.S.), Inc., dated as of December 31, 2002, resolutions were duly adopted setting forth a proposed amendment of the Certificate of Incorporation of said corporation, declaring said amendment to be advisable and calling a meeting of the stockholders of said corporation for consideration thereof. The resolution setting forth the proposed amendment is as follows:

“NOW, THEREFORE, BE IT RESOLVED, that, subject to the approval of the stockholders of the Corporation, Article 1. of the Certificate of Incorporation of the Corporation (the “Certificate of Incorporation”) be, and it hereby is, amended to read in full as follows:

‘1. The name of the corporation is Hitachi Global Storage Technologies, Inc. (the “Corporation”).”’

SECOND:  That thereafter, pursuant to resolution of its Board of Directors, the stockholders of said corporation took action by executing a written consent in lieu of a special meeting in accordance with Section 228 of the General Corporation Law of the State of Delaware pursuant to which the necessary number of shares was voted in favor of the amendment.

THIRD:  That said amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

FOURTH:  That the capital of said corporation shall not be reduced under or by reason of said amendment.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, Mariana HDD (U.S.), Inc. has caused this certificate of amendment to be signed by its duly authorized officer this 31st day of December, 2002.

By:	/s/ Jun Naruse

Name: Jun Naruse

Title: President

[SIGNATURE PAGE TO CERTIFICATE OF AMENDMENT]

State of Delaware
Secretary of State
Division of Corporations
Delivered 07:39 PM 05/09/2012
FILED 07:39 PM 05/09/2012
SRV 120538731 – 3563779 FILE

STATE OF DELAWARE

CERTIFICATE OF AMENDMENT

OF CERTIFICATE OF INCORPORATION

The corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware does hereby certify:

FIRST: That at a meeting of the Board of Directors of

Hitachi Global Storage Technologies, Inc.

resolutions were duly adopted setting forth a proposed amendment of the Certificate of Incorporation of said corporation, declaring said amendment to be advisable and calling a meeting of the stockholders of said corporation for consideration thereof. The resolution setting forth the proposed amendment is as follows:

RESOLVED, that the Certificate of Incorporation of this corporation be amended by changing the Article thereof numbered “One                                         ” so that, as amended, said Article shall be and read as follows:

1. The name of the corporation is “HGST, Inc. (the “Corporation”).

SECOND:   That thereafter, pursuant to resolution of its Board of Directors, a special meeting of the stockholders of said corporation was duly called and held upon notice in accordance with Section 222 of the General Corporation Law of the State of Delaware at which meeting the necessary number of shares as required by statute were voted in favor of the amendment.

THIRD:    That said amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

IN WITNESS WHEREOF, said corporation has caused this certificate to be signed this 7th               day of May              , 2012    .

By:

Authorized Officer
Title:	Stephen Milligan

Name:	President, Treasurer and Secretary

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State of Delaware
Secretary of State
Division of Corporations
Delivered 12:12 PM 04/06/2016
FILED 12:12 PM 04/06/2016
SR 20162111436 - File Number 3563779

STATE OF DELAWARE

CERTIFICATE OF CHANGE OF REGISTERED AGENT

AND/OR REGISTERED OFFICE

The corporation organized and existing under the General Corporation Law of the State of Delaware, hereby certifies as follows:

1. The name of the corporation is	HGST, INC.
.

2.             The Registered Office of the corporation in the State of Delaware is changed to

2711 Centerville Road, Suite 400

(street), in the City of	Wilmington, DE	,

County of New Castle                                          Zip Code 19808                                         . The name of the Registered Agent at such address upon whom process against this Corporation may be served is Corporation Service Company                                   .

3.             The foregoing change to the registered office/agent was adopted by a resolution of the Board of Directors of the corporation.

By:

Authorized Officer

Name:	Dona Priebe, Vice President

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